Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GlobalSCAPE, Inc. on Form 10-K for the twelve month period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James R. Morris, Chief Executive Officer and Mendy Marsh, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

March 31, 2009

/s/ JAMES R. MORRIS
James R. Morris
President and Chief Executive Officer

/s/ MENDY MARSH
Mendy Marsh
Vice President and Chief Financial Officer